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                             WELLS FARGO & COMPANY
                        1999 DEFERRAL PLAN FOR DIRECTORS



I.    PURPOSE

The purpose of the Wells Fargo & Company 1999 Deferral Plan for Directors is to provide an opportunity to non-employee members of the Board of Directors of the Company to defer receipt of all or a portion of their compensation received in consideration for personal services rendered in their capacity as directors of the Company. This Plan is effective as of January 1, 1999 and is applicable to compensation earned after that date.


II.   DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings indicated below:

BOARD                         The Board of Directors of the Company.

CASH COMPENSATION             The annual retainer fees and Board meeting fees.

COMMON STOCK                  Common Stock of the Company, $1-2/3 par value.

COMPANY                       Wells Fargo & Company.

DEFERRAL ELECTION             An irrevocable election to defer receipt of all or
                              a part of Eligible Compensation.

ELIGIBLE COMPENSATION         Eligible compensation includes Cash Compensation,
                              Formula Stock Awards, Stock Option Gains,
                              Retirement Conversion Amounts or any other
                              compensation deemed eligible by the Board.

FAIR MARKET VALUE             The closing price per share of the Common Stock
                              reported on the consolidated tape of the New York
                              Stock Exchange as of the trading day immediately
                              preceding the transaction and/or grant date.

FORMULA STOCK AWARD           Any Award made pursuant to the Wells Fargo &
                              Company Directors Formula Stock Award Plan.


INTEREST The average annual rate for 3-Year Treasury Notes for the immediately preceding calendar year plus
                              2%.

NON-EMPLOYEE DIRECTOR         Any member of the Board who is not an employee of
                              the Company or of a subsidiary of the Company.

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PARTICIPANT                   Any Non-Employee Director who elects to defer
                              Eligible Compensation under the Plan.

DEFERRAL YEAR                 January 1 through December 31 of the year in which
                              Eligible Compensation is earned.

PLAN                          Wells Fargo & Company 1999 Deferral Plan for
                              Directors.

PLAN ADMINISTRATOR            The Director of Human Resources of the Company.

RETIREMENT CONVERSION         A dollar amount equal to the accrued benefits
AMOUNT                        under the former Wells Fargo & Company Directors'
                              Retirement Plan or the Norwest Corporation
                              Retirement Plan for Non-Employee Directors,
                              calculated as if the Director's service on the
                              Board had ended as of November 2, 1998.

STOCK OPTION GAIN             The difference between the stock option exercise
                              price and the Fair Market Value of the Common
                              Stock on the exercise date when the option is
                              exercised using the stock swap method.


III.  ELIGIBILITY

Any non-employee members of the Board of Directors of the Company are eligible to participate in the Plan.

An eligible Non-Employee Director becomes a Participant in the Plan by filing a Deferral Election to 1) defer receipt of all or a part of Eligible Compensation, 2) designate the year in which distributions will commence, and
3) designate the form of distribution (which may be made in either a lump sum or in up to 10 annual installments). A Deferral Election, once made, will be irrevocable and will apply to the Deferral Year for which it was made. An eligible Non-Employee Director who becomes a Participant continues as a Participant until the date of the last distribution provided in Section VII.


IV.   COMPENSATION ELIGIBLE FOR DEFERRAL

Forms of compensation eligible for irrevocable deferral include the following:

     A. CASH COMPENSATION. Directors may elect to defer receipt of all or a portion of their Cash Compensation into either cash or stock deferral accounts.

     B. FORMULA STOCK AWARDS. Directors may elect to defer all or a portion of Formula Stock Awards into deferred stock accounts.

     C. STOCK OPTION GAINS. Directors may elect to defer receipt of Stock Option Gains realized by exercising stock options using the stock swap method. Stock option gain deferrals will be credited to the deferred stock accounts.

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          Gains realized from any other method of exercising stock options are not eligible for deferral.

     D. RETIREMENT CONVERSION AMOUNT. Directors may elect to defer the entire Retirement Conversion Amount into a deferred stock account.

     E. OTHER. Directors may elect to defer any other compensation deemed to be Eligible Compensation by the Board.


V.    DEFERRAL ELECTIONS

     A. CASH COMPENSATION AND FORMULA STOCK AWARD DEFERRAL ELECTIONS. Deferral Elections must be filed with the Company prior to the beginning of the year in which Eligible Compensation is earned. New Directors must make Deferral Elections within thirty days of being notified of eligibility to participate in the Plan in order to defer Eligible Compensation earned in the year they are deemed eligible. New Deferral Elections must be filed for each Deferral Year. Notwithstanding the foregoing, a Deferral Election for Cash Compensation in 1999 or for a Formula Stock Award to be issued in the year 2000 may be filed with the Company no later than March 31, 1999.

     B. STOCK OPTION GAINS DEFERRAL ELECTION. Deferral Elections may be filed with the Company at any time following the stock option grant date and at least one year before the stock options are exercised. A new Deferral Election must be filed for each stock option grant. The Deferral Election applies to all gains associated with a specific grant even if options are exercised on different dates.

     C. RETIREMENT CONVERSION AWARD. A Deferral Election must be filed no later than June 30, 1999.

     D. DESIGNATION OF BENEFICIARY. A Participant may, from time to time, designate and/or revoke his or her beneficiary designation and file a new beneficiary designation with the Company. The Designation of Beneficiary will apply to all of the Participant's Deferred Account balances.


VI.  DEFERRED ACCOUNTS

     A. DEFERRED CASH ACCOUNT. Any Cash Compensation deferred into the Deferred Cash Account will be credited to the account on the date the Cash Compensation would have otherwise been paid.

     B. DEFERRED STOCK ACCOUNT. Any Cash Compensation, Formula Stock awards, Stock Option Gains, or Retirement Conversion Amounts that are deferred into the Deferred Stock Account will receive a credit to the Deferred Stock Account on the date the Cash Compensation, Formula Stock Award, Retirement Conversion Amount, or Stock Option Gain would have otherwise been paid or realized. Cash amounts will be converted into shares of Common Stock in the Deferred Stock Account based on

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          the Fair Market Value of the Common Stock on the day prior to the date the compensation would have otherwise been paid or realized.

     C. INTEREST. Deferred Cash Accounts will earn Interest. Interest will be compounded annually and will be credited on the last day of each calendar quarter until all funds in the Deferred Cash Account have been distributed in accordance with Section VII.A.

     D. DIVIDEND EQUIVALENTS. Deferred Stock Accounts will receive dividend credits each time dividends are paid on the Common Stock.

The Deferred Accounts of each Participant will be divided into a series of sub-accounts, one for each type of Eligible Compensation and one for each year Eligible Compensation is deferred. Each Stock Option Gain which is deferred will be accounted for in a separate sub-account. All Common Stock share calculations will be rounded to the third decimal place. Each Participant will, at all times, have a fully vested and non-forfeitable right to all amounts properly credited to his or her Deferred Accounts.

VII.  DISTRIBUTION OF DEFERRED ACCOUNTS

     A. DISTRIBUTION FROM THE DEFERRED CASH ACCOUNT. A Participant's deferred cash sub-accounts will be distributed in cash. Distributions will be made in a lump sum or in up to 10 annual installments, as specified in Participant's Deferral Election, as of: 1) March 1 of the first calendar year following termination of a Participant's service as a Non-Employee Director, or 2) March 1 of any other year elected by the Participant which begins at least 12 months following the year in which the deferred compensation would otherwise have been received, or
          3) July 1 of the calendar year in which a Participant's service as a Non-Employee Director terminates if such termination occurs on or before June 30; provided, however, that if July 1 installments are elected, subsequent annual installments shall be payable as of March 1 of each year thereafter. The amount of each installment distribution will be equal to the total amount of the account divided by the number of installments remaining to be made, including the current installment.

     B. DISTRIBUTION FROM THE DEFERRED STOCK ACCOUNT. A Participant's deferred stock sub-accounts will be distributed in whole shares of Common Stock. Distributions will be made in a lump sum or in up to 10 annual installments, as specified in Participant's Deferral Election, as of: 1) March 1 of the first calendar year following termination of a Participant's service as a Non-Employee Director, or 2) March 1 of any other year elected by the Participant which begins at least 12 months following the year in which the deferred compensation would otherwise have been received, or 3) July 1 of the calendar year in which a Participant's service as a Non-Employee Director terminates if such termination occurs on or before June 30; provided, however, that if July 1 installments are elected, subsequent annual installments shall be payable as of March 1 of each year thereafter. The amount of each installment distribution will be equal to the total amount of the account divided by the number of installments remaining to be made, including the current installment, rounded up to the nearest whole share and the whole number of shares so distributed shall be

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          deducted from the total amount of the account.  The final
          distribution will be rounded up to the nearest whole share.

     C. DISTRIBUTION FROM THE DEFERRED CASH ACCOUNT. A Participant's deferred cash sub-accounts will be distributed in cash. Distributions will be made in a lump sum or in up to 10 annual installments commencing, as specified in Participant's Deferral Election, on either: 1) March 1 of the first calendar year following termination of a Participant's service as a Non-Employee Director, or 2) on March 1 of any other year elected by the Participant which begins at least 12 months following the year in which the deferred compensation would otherwise have been received. If March 1 is not a business day, distribution will commence on the next succeeding business day. The amount of each installment distribution will be equal to the total amount of the account divided by the number of installments remaining to be made, including the current installment.

     D. DISTRIBUTION FROM THE DEFERRED STOCK ACCOUNT. A Participant's deferred stock sub-accounts will be distributed in whole shares of Common Stock. Distributions will be made in a lump sum or in up to 10 annual installments, as specified in Participant's Deferral Election, commencing on either: 1) March 1 of the first calendar year following termination of a Participant's service as a Non-Employee Director or
          2) on March 1 of any other year elected by the Participant which begins at least 12 months following the year in which the deferred compensation would otherwise have been received. If March 1 is not a business day, distribution will commence on the next succeeding business day. Cash in lieu of fractional shares will be determined based on the Fair Market Value of the Common Stock on the January 31 immediately preceding the date of distribution. The amount of each installment distribution will be equal to the total amount of the account divided by the number of installments remaining to be made, including the current installment, rounded down to the nearest whole share. The final distribution will be in whole shares together with cash in lieu of a fractional share.

     E. IN THE EVENT OF DEATH. If a Participant dies before receiving all distributions to which he or she is entitled under the Plan, all remaining distributions will be made in one lump sum. Such distribution will be made in accordance with the Participant's Designation of Beneficiary form. In the absence of a valid designation, or if the designated beneficiary does not survive the Participant, the distribution will be made to the Participant's estate. If any beneficiary dies after becoming entitled to receive Plan distributions, the remaining distribution will be made to the beneficiary's estate.


VIII. PLAN ADMINISTRATOR

The Plan Administrator is the Company's Director of Human Resources. The Plan Administrator's responsibilities include, but are not limited to, the following:

          -  To adopt rules for administration of the Plan.
          -  To interpret and implement the provisions of the Plan.
          - To resolve all questions regarding the administration, interpretation and application of the Plan.

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          -  To have all other powers as may be necessary to discharge responsibilities under the Plan.

The Plan Administrator's determinations will be conclusive and binding on all Participants.


IX.   TRUST FUND

Shares of Common Stock credited to Deferred Stock Account under this Plan may, in the sole discretion of the Company, be held and administered in trust ("Trust Fund") in accordance with the terms of this Plan. The Trust Fund will be held under a trust agreement between the Company and Norwest Bank Minnesota, N.A., as Trustee, or any duly appointed successor trustee. All Common Stock in the Trust Fund will be held on a commingled basis and will be subject to the claims of general creditors of the Company. The Trustee, in its discretion, will vote shares of Common Stock held in any Trust Fund under this Plan.


X.    UNSECURED OBLIGATION

All amounts deferred pursuant to this Plan and credited to a Deferred Account will be unsecured obligations of the Company. Each Participant's right will be as an unsecured general creditor of the Company.


XI.   AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION

The Plan may be amended, modified, suspended or terminated by action of the Board or the Board Affairs Committee, or any successor committee, of the Board; provided however, that if at the time of any such proposed amendment, modification, suspension or termination, any member of such committee does not satisfy the requirements applicable to committee approval contained in regulations of the Securities and Exchange Commission promulgated under
Section 16 of the Securities Exchange Act of 1934, and applicable interpretations thereof, any such amendment, modification, suspension or termination must be approved by the Board. No termination, suspension or modification of the Plan will adversely affect any benefits to which a Participant would have been entitled under the Plan if termination of the Participant's service as a Non-Employee Director had occurred on the day prior to the date such action was taken, unless agreed to by the Participant.


XII.  NO GUARANTEE OF SERVICE

Participation in this Plan does not constitute a guarantee or contract of service as a Non-Employee Director of the Company.


XIII. NON-ASSIGNABILITY

No right to receive distributions under this Plan will be assignable or transferable by a Participant except:

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-  By will or the laws of descent and distribution.
- Pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, Title I of the Employee Retirement Income Security Act, or rules thereunder.

The designation of a beneficiary by a Participant as provided in Section V.D. does not constitute a transfer.


XIV.  CHANGE OF CONTROL

At the time of a Deferral Election, a Participant may also elect to have all amounts deferred pursuant to this Plan become payable immediately if (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of the directors of the Company, or (ii) individuals who constitute the Board of the Company as of January 1, 1999 (Incumbent Board) cease for any reason to constitute at least two-thirds thereof, provided that any person becoming a director subsequent to said date whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board. The value of a Participant's Deferred Stock Account, Deferred Formula Stock Award Account and Deferred Stock Option Gain Account for purposes of a distribution under this Section XV shall be the Fair Market Value of the Common Stock for a day selected by the Plan Administrator which occurs not more than seven days prior to the date payment is made to the Participant pursuant to this Section XV.


XV.   GOVERNING LAW

The Plan and all determinations made and actions taken pursuant hereto shall be governed by and construed in accordance with the law of the State of Delaware.


1999 Deferral Plan for Directors
1/26/99

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